Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Milacron Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	31-1062125 (I.R.S. Employer Identification No.)

2090 Florence Avenue
Cincinnati, Ohio 45206
513-487-5000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

Milacron Inc. Retirement Savings Plan
(Full Title of the Plan)

Hugh C. O'Donnell
Vice President-General Counsel and Secretary
Milacron Inc.
2090 Florence Avenue
Cincinnati, Ohio 45206
(513) 487-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share [2]	Proposed Maximum Aggregate Offering Price [2]	Amount of Registration Fee
Common Stock, Par Value $1.00 Per Share	One Share	$13.86	$13.86	$1.00

1/ This registration statement is being filed pursuant to Instruction E of Form S-8 to register for issuance pursuant to the Milacron Retirement Savings Plan (the "Savings Plan"), in addition to those shares of Common Stock registered for issuance under registration statements no. 33-33623 and No. 333-90705, one additional share of Common Stock. In addition, as permitted by interpretation #90 in the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations, 766,108 additional shares of Common Stock originally registered under registration statement No. 333-90755 with respect to the Milacron Inc. Performance Dividend and Savings Plan (the "Performance Plan") and not issued under the Performance Plan are being moved and added to this registration statement. The Performance Plan was merged into the Savings Plan, effective on December 31, 2000. A fee in the amount of $3,181.34 with respect to the registration of the shares of Common Stock being moved to this registration statement was paid in connection with the filing of registration statement no. 333-90755.

2/ Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for a share of Common Stock reported on the New York Stock Exchange on December 3, 2001.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same benefit plan is effective. Consequently, pursuant to general Instruction E of Form S-8, the contents of the registration statement on Form S-8 filed by Milacron Inc. (formerly known as Cincinnati Milacron Inc.) with respect to the Milacron Inc. Retirement Savings Plan (formerly known as the Cincinnati Milacron Retirement Savings Plan), registration statements no. 33-33623 and 333-90705, are incorporated herein by reference. See also footnote #1 to the fee table on the cover page of this registration statement.

Item 8. Exhibits.

See Index to Exhibits following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 7, 2001.

Milacron Inc.

	By:	/s/Robert P. Lienesch

Robert P. Lienesch Vice President - Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title

*
Chairman, President and Chief Executive
Ronald D. Brown		Officer and Director (Principal Executive Officer)

*
Director
Darryl F. Allen

*
Director
David L. Burner

*
Director
Barbara Hackman Franklin

*
Director
Harry A. Hammerly

*
Director
Daniel J. Meyer

*
Director
James E. Perrella

*
Director
Joseph A. Pichler

*
Director
Joseph A. Steger

*
Director
Harry C. Stonecipher

*
Controller (Principal
Jerome L. Fedders		Accounting Officer)

/s/Robert P. Lienesch
Vice President-Finance and
Robert P. Lienesch		Chief Financial Officer (Principal Financial Officer)

Date: December 7, 2001		/s/Hugh C. O'Donnell

Hugh C. O'Donnell Attorney-In-Fact for the officers and Directors indicated by *

* Original Powers of Attorney authorizing Daniel J. Meyer, Ronald D. Brown and Hugh C. O'Donnell and each of them to sign this registration statement on behalf of the above named directors and officers of the registrant are filed as Exhibit 24 to this registration statement.

EXHIBIT INDEX

(5)	OPINION RELEGALTIY
5.1 Opinion of Thompson Hine LLP

(23)	CONSENTS OF EXPERTS AND COUNSEL:
23.1 Consent of Ernst & Young LLP
23.2 Consent of Thompson Hine LLP -- see Exhibit 5.1

(24)	POWER OF ATTORNEY
24.1 Incorporated by reference to Exhibit 24 to Registration Statement No. 333-90705